Exhibit 99.1

Rajiv Shah, M.D., Appointed to Omeros’ Board of Directors

SEATTLE, WA – June 17, 2015 – Omeros Corporation (NASDAQ: OMER) today announced that Rajiv Shah, M.D., recent Administrator of the United States Agency for International Development (USAID), has been appointed to serve on the company’s board of directors.

From 2010 to 2015, Dr. Shah served as Administrator of USAID, the U.S. government agency responsible for administering civilian foreign aid. During his tenure, Dr. Shah led the efforts of nearly 10,000 staff in more than 70 countries around the world to advance USAID’s mission of ending extreme poverty and promoting resilient, democratic societies.

“We are pleased to welcome Raj to our board – he brings an outstanding scientific background together with a proven track record of innovation in leading the world’s premier development organization,” stated Gregory A. Demopulos, M.D., chairman and chief executive officer of Omeros. “While at USAID, Raj creatively forged strategic partnerships with corporations and private capital to address some of the most pressing global problems, and he is a valuable addition to our team as we continue to expand our development and commercial activities.”

From 2009 to 2010, Dr. Shah served as the Under Secretary for Research, Education and Economics and Chief Scientist at the U.S. Department of Agriculture. Prior to his service in the Obama Administration, he worked in senior roles at the Bill & Melinda Gates Foundation, leading the Foundation’s efforts in global health, agriculture, and financial services. He also played a key role in the Foundation’s efforts to advance domestic health care reform.

“I am honored to join the Omeros board,” said Dr. Shah. “With its strong leadership, Omeros is executing on its integrated strategy of commercial success with Omidria® to advance its deep and exciting pipeline of clinical and preclinical small-molecule and protein therapeutic programs. The strength of science and translational capabilities at Omeros are impressive, and I look forward to contributing to the future growth and direction of the company.”

Dr. Shah is currently a Distinguished Fellow at Georgetown University’s School of Foreign Service, where his work focuses on international development and building out Georgetown’s master’s program in Global Human Development. He also sits on the board of directors of Arcadia Biosciences, Inc. and the board of trustees of the Rockefeller Foundation. Dr. Shah earned his M.D. from the University of Pennsylvania Medical School, his Master of Science in health economics at the Wharton School of Business and his Bachelor of Science in economics from the University of Michigan.

About Omeros Corporation

Omeros is a biopharmaceutical company committed to discovering, developing and commercializing both small-molecule and protein therapeutics for large-market as well as orphan indications targeting inflammation, coagulopathies and disorders of the central nervous system. Derived from its proprietary PharmacoSurgery® platform, the company’s first drug product, Omidria® (phenylephrine and ketorolac injection) 1%/0.3%, has been approved by the FDA for use during cataract surgery or intraocular lens (IOL) replacement to maintain pupil size by preventing intraoperative miosis (pupil constriction) and to reduce postoperative ocular pain. The marketing authorization application (MAA) for Omidria recently received a unanimous positive opinion from the European Medicines Agency, which forwarded the MAA to the European Commission for decision regarding final approval. Omeros has five clinical-stage development programs focused on: complement-related thrombotic microangiopathies; Huntington’s disease, schizophrenia, and cognitive impairment; addictive and compulsive disorders; and preventing problems associated with surgical procedures. In addition, Omeros has a proprietary GPCR platform, which is making available an unprecedented number of new GPCR drug targets and corresponding compounds to the pharmaceutical industry for drug development.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are subject to the “safe harbor” created by those sections for such statements. All statements other than statements of historical fact are forward-looking statements, which are often indicated by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “goal,” “intend,” “look forward to,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions. Forward-looking statements are based on management’s beliefs and assumptions and on information available to management only as of the date of this press release. Omeros’ actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including, without limitation, risks associated with Omeros’ ability to obtain regulatory approval for its Marketing Authorization Application in the EU for the commercialization of Omidria®, Omeros’ unproven preclinical and clinical development activities, regulatory oversight, product commercialization, intellectual property claims, competitive developments, litigation, and the risks, uncertainties and other factors described under the heading “Risk Factors” in the company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 11, 2015. Given these risks, uncertainties and other factors, you should not place undue reliance on these forward-looking statements, and the company assumes no obligation to update these forward-looking statements, even if new information becomes available in the future.

Contact:

Omeros Corporation

Investor Relations

206.676.5000

ir@omeros.com